CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Cantor Select Portfolios Trust and to the use of our report dated February 29, 2024 on the financial statements and financial highlights of Aquila High Income Fund and of Aquila Opportunity Growth Fund, each a series of Aquila Funds Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders which is incorporated by reference into this Registration Statement of Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 15, 2024